SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported)    December 10, 1997


                             WHITE RIVER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



               Delaware                0-22604               93-1011071
      (State or Other Jurisdiction     (Commission            (IRS Employer
           of Incorporation)           File Number)        Identification No.)



777 Westchester Avenue, Suite 201, White Plains, New York              10604
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code (914) 251-0237


          (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events.

     White River Corporation ("White River") announced on December 11, 1997 the signing of an Agreement and Plan of Merger (the "Merger Agreement") by and among Demeter Holdings Corporation ("Demeter"), WRC Merger Corp. ("MergerCo"), WRV Merger Corp., White River and White River Ventures, Inc. pursuant to which Demeter will acquire White River for approximately $400 million in cash. The transaction is fully financed and is not subject to a financing condition.

     Pursuant to the Merger Agreement, each of the issued and outstanding shares of the common stock of White River will be converted into the right to receive the merger price of $82.02 per share in cash. The merger price is subject to adjustment under certain circumstances, and, therefore, the price per share actually received upon consummation of the merger could be greater or less than $82.02.

     Holders of White River's Series A Preferred Stock will receive the stated value of $1,000 per share plus any accrued and unpaid dividends.

     In connection with the transaction, White River has amended its shareholders' rights plan (the "Rights Plan Amendment") to provide, among other things, that the exercisability of rights will not be triggered by the Merger Agreement and that the rights will expire immediately prior to the consummation of the merger. Accordingly, the rights will not be redeemed and no payment will be made to stockholders in respect of their rights.

     Consummation of the merger is subject to customary conditions, including the approval of White River's stockholders, and the absence of any event or change in circumstances involving White River or any of its subsidiaries (including without limitation a decrease in the Public Trading Price from the Historic Trading Price (each as defined in the Merger Agreement) of the capital stock of Cross Timbers Oil Company, CCC Information Services Group, Inc. or Northwest Airlines Corp.), that, when taken together with all other such events or changes in circumstances, MergerCo reasonably determines will, or is reasonably likely to, diminish the value of White River and its subsidiaries taken as a whole by more than $25 million or is reasonably likely to prevent the consummation of the transactions consummated by the Merger Agreement. The parties expect the merger to occur during the first quarter of 1998.

     The Board of Directors of White River has determined that it is advisable and in the best interest of White River's stockholders for it to enter into a business combination transaction with Demeter upon the terms and subject to the conditions of the Merger Agreement, and has recommended that White River's stockholders approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement.

     Pursuant to the Merger Agreement, any officer or director of White River may, in accordance with such officer's or director's fiduciary duty to stockholders of White River under applicable law, solicit, respond to inquiries from, negotiate with, enter into confidentiality agreements with, and/or grant access to nonpublic information regarding White River or any of its subsidiaries to any person (or group of persons other than Demeter or its designated affiliates) in connection with the creation of an Acquisition Proposal (as defined in the Merger Agreement).

     The Merger Agreement may be terminated at any time prior to the effective time of the merger, notwithstanding approval thereof by the stockholders of White River by any of the parties, if (i) the Board of Directors of White River shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the merger in a manner adverse to Demeter; (ii) the Board of Directors of White River shall have recommended to the stockholders of White River an Alternative Transaction (as defined in the Merger Agreement); or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of White River common stock is commenced (other than by Demeter or an affiliate of Demeter) and the Board of Directors of White River recommends that the stockholders of White River tender their shares in such tender or exchange offer; provided, that, White River shall not be entitled to exercise such termination rights unless the Board of Directors of White River determines in good faith upon written advice of outside legal counsel that a failure to take any of the actions referred to in (i), (ii) or (iii) above would have a significant possibility of constituting a breach of their fiduciary duties to stockholders under applicable law.

     This Agreement may also be terminated (a) by mutual written consent duly authorized by the Boards of Directors of Demeter, MergerCo and White River; (b) by any of the parties if the merger shall not have been consummated by April 30, 1998, which date may be extended by White River for up to forty-five days with the written consent of Demeter, not to be unreasonably withheld, if the failure to consummate the merger is the result of delays in the review of the proxy statement associated therewith by the Securities and Exchange Commission ("SEC"), which delay is not the result of a material act or omission of White River (provided that such right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or before such date); (c) by any of the parties if a court of competent jurisdiction or governmental, regulatory or administrative agency or the SEC shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger (provided that such right to terminate the Merger Agreement shall not be available to any party who has not complied with its obligations under the Merger Agreement to use all reasonable efforts to obtain requisite consents and approvals and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or (d) by Demeter, if the requisite vote of the stockholders of White River shall not have been obtained at a duly held meeting of such stockholders or any adjournment thereof by April 30, 1998, which date may be extended by White River for up to forty-five days with the written consent of Demeter, not to be unreasonably withheld, if the failure to hold such meeting is the result of delays in the review of the proxy statement by the SEC, which delay is not the result of a material act or omission of White River.

     White River shall pay Demeter its (including its affiliates') out-of-pocket expenses up to a maximum amount of $1.5 million upon the termination of the Merger Agreement by any of the parties pursuant to the foregoing termination provisions (other than mutual consent), except in certain circumstances.

     The foregoing descriptions of the Rights Plan Amendment and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1, and the Rights Plan Amendment, a copy of which is filed as Exhibit 4.1, each of which Exhibits is incorporated herein by reference.

     A press release from White River with respect to the signing of the Merger Agreement, was issued on December 11, 1997, a copy of which is filed as Exhibit 99.1, and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     c. Exhibits

          Exhibit Number

               2.1 Agreement and Plan of Merger by and among Demeter Holdings Corporation, WRC Merger Corp., WRV Merger Corp., White River Corporation and White River Ventures, Inc. dated as of December 11, 1997.

               4.1 Amendment No. 1 to Rights Agreement dated as of December 10, 1997 between White River Corporation and First Chicago Trust Company of New York as rights agent.

               99.1 Press  Release,  dated  December 11,  1997,  issued by White
                    River Corporation.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WHITE RIVER CORPORATION



Dated: December 15, 1997                    By: /s/ Michael E.B. Spicer
                                            Name: Michael E.B. Spicer
                                            Title: Chief Financial Officer




                                  Exhibit Index


   Exhibit
    Number                           Description

     2.1 Agreement and Plan of Merger by and among Demeter Holdings Corporation, WRC Merger Corp., WRV Merger Corp., White River Corporation and White River Ventures, Inc. dated as of December 11, 1997.

     4.1 Amendment No. 1 to Rights Agreement dated as of December 10, 1997 between White River Corporation and First Chicago Trust Company of New York as rights agent.

     99.1 Press Release, dated December 11, 1997, issued by White River Corporation.